Exhibit 10.2

ATRENTA INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

(Amended and Restated effective November 25, 2008)

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Stock Units, and Stock Appreciation Rights may also be granted under the Plan. The terms of the Plan as hereby amended and restated effective November 25, 2008, shall apply with respect to Awards granted on or after such date.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means an Option, Stock Purchase Right, Stock Unit or Stock Appreciation Right granted pursuant to the Plan.

(d) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Atrenta Inc., a Delaware corporation.

(j) “Consultant” means any person who is not an Employee and who renders bona fide services to the Company or any Parent or Subsidiary as an independent contractor.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary as a common-law employee. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ Stock Market, or The Nasdaq Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options or SARs are exchanged for Options or SARs with a lower exercise price, or Restricted Stock or Stock Units.

(c) “Participant” means the holder of an outstanding Award granted under the Plan.

(d) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(e) “Plan” means this Amended and Restated 1998 Stock Option Plan.

(f) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 1 1 below.

(g) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(h) “Service Provider” means an Employee, Director or Consultant.

(i) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(j) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation in the value of a Share above the Fair Market Value of a Share on the date of grant of the Award pursuant to Section 8(c) below.

(cc) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 1 1 below.

(dd) “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or cash equivalent) on a future date pursuant to Section 11(e) below.

(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 51,143,076 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Award is cancelled, expires or otherwise becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option, SAR or Stock Purchase Right, or settlement of a Stock Unit, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock reacquired by the Company pursuant to a forfeiture provision, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option, SAR or Stock Unit may be settled in cash instead of Common Stock;

(vii) to reduce the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;

(viii) to initiate an Option Exchange Program;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to require that a Participant reimburse the Company or Subsidiary for the amount of any fringe benefit tax that may be payable by the Company or Subsidiary in connection with any Award granted to the Participant, which the Company or Subsidiary may collect by any reasonable method established by the Company or Subsidiary; and

(xii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5. Eligibility.

(a) Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c) Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan became effective upon its adoption by the Board. The Plan shall continue in effect for a term of ten (10) years from the date of its amendment and restatement by the Board, subject to shareholder approval, on November 25, 2008, unless sooner terminated under Section 14 of the Plan.

7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof, unless a shorter term is provided in the Award Agreement or otherwise required pursuant to the Plan. In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, as determined under Section 424(d) of the Code, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement or required pursuant to the Plan.

8. Option Exercise Price and Consideration; Stock Appreciation Rights.

(a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, as determined under Section 424(d) of the Code, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (5) Shares which would otherwise have been issued upon exercise pursuant to a “net exercise,” (6) any combination of the foregoing, or (7) any other methods of payment as may be approved by the Administrator to the extent permitted under Applicable Law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) Stock Appreciation Rights. The Administrator may award Stock Appreciation Rights subject to such terms and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion and set forth in an Award Agreement, subject to Applicable Laws. Stock Appreciation Rights shall be subject to the same provisions of the Plan which apply to Nonstatutory Stock Options that may only be exercised pursuant to a “net exercise” (that is, by the withholding of Shares that would otherwise be issued upon exercise in payment of the exercise price); provided, however, that the Administrator may determine, in its sole discretion, to issue cash in lieu of some or all of the Shares that would otherwise be issued upon exercise of the Stock Appreciation Right.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, such Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant. If an Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10. Non-Transferability of Options and Stock Purchase Rights. The Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

11. Stock Purchase Rights and Stock Units.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. A Stock Purchase Right may consist of an outright grant of Shares in consideration of service rendered by the Participant. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any), and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations to the extent applicable. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser (if any) or if less, the then current Fair Market Value of the Shares, and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

(e) Stock Units. The Administrator may award Stock Units subject to such terms and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion and set forth in an Award Agreement, subject to Applicable Laws. No cash consideration shall be required for the grant or settlement of Stock Units. The settlement of Stock Units shall be subject to such vesting conditions as shall be determined by the Administrator. Stock Units may be settled, at or after vesting, for an equivalent number of Shares and/or cash having an equivalent Fair Market Value, as determined in the sole discretion of the Administrator. Until Shares are issued in settlement of an Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan. However, the Administrator may provide for the payment of dividend equivalents with respect to outstanding Stock Units in accordance with such terms and conditions as may be specified in the Award Agreement. Stock Units represent an unfunded and unsecured obligation of the Company, and a Participant shall have no rights other than those of a general creditor until the Award has been settled.

12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Shares subject to such Award, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares acquired upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, or other corporate reorganization or transaction (a “Corporate Transaction”), each outstanding Award shall be subject to the agreement of such Corporate Transaction. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Award by the Company, if the Company is a surviving corporation; (ii) the assumption of the outstanding Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards; (iv) immediate exercisability or vesting and accelerated expiration of the outstanding Awards; or (v) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards, in each case without the Participant’s consent. The Company shall have no obligation to treat outstanding Awards in a uniform manner.

13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom Award is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Stockholder Approval. The Plan, as hereby amended and restated, shall be subject to approval by the stockholders of the Company within twelve (12) months after the date that such amendment and restatement is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.